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                                                                      EXHIBIT 3

                      CERTIFICATE OF ENGLISH TRANSLATIONS



         Pursuant to Rule 306 of Regulation S-T, the registrant certifies that the exhibits in Item 19. 1. Articles of incorporation and 2. Share handling regulations are fair and accurate English translation.



                                  NEC CORPORATION


                                  By: /s/ Koji Nishigaki
                                     -------------------------------------------
                                        Koji Nishigaki
                                        President


Date:  August 6, 2002